Exhibit 99.2

Confidential Draft

For Discussion Purposes Only

AGREEMENT

THIS AGREEMENT (“Agreement”), dated the [        ] day of January, 2007 (“Effective Date”), is made by and between the Openwave Systems Inc., a Delaware corporation (the “Company”), on the one hand, and Harbinger Capital Partners Master Fund I, Ltd. (“HCPF”), Harbinger Capital Partners Special Situations Fund, L.P. (“HCPSSF”), James L. Zucco (“Mr. Zucco”) and Andrew Breen (“Mr. Breen” and collectively with HCPF, HCPSSF, Mr. Zucco and each of their affiliates and associates, “Harbinger”), on the other hand.

WHEREAS, Harbinger has filed a definitive Schedule 14A (as may be amended from time to time, the “Schedule 14A”) with the Securities and Exchange Commission (the “SEC”) on January 9, 2007 seeking the election to the board of directors of the Company of Messrs. Zucco and Breen at the Company’s 2006 Annual Meeting, which was held on January 17, 2007 (the “2006 Annual Meeting”);

WHEREAS, Harbinger filed a lawsuit against the Company in the Delaware Court of Chancery, entitled “Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. v. Openwave Systems Inc.” C.A. No. 2646-N (Del. Ch.) (the “Action”);

WHEREAS, Harbinger has filed a Schedule 13D with the SEC on December 28, 2006, as amended on December 28, 2006 and January 9, 2007 and as may be amended from time to time (the “Schedule 13D”);

WHEREAS, the Company is willing to undertake the Board composition changes set forth herein; and

WHEREAS, the Company and Harbinger have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

1. Representations and Warranties of Harbinger. Harbinger hereby represents and warrants to the Company as follows:

(a) Harbinger has beneficial ownership of 10,000,000 shares of common stock of the Company and has full power and authority to enter into this Agreement and to bind the entire number of shares of the common stock of the Company which it holds, or may hold, including any shares purchased in the future, to the terms of this Agreement.

(b) This Agreement constitutes a valid and binding agreement of the Harbinger. No “affiliate” or “associate” (as such terms are defined in the Securities Exchange Act of 1934, as amended) of Harbinger beneficially owns any shares or rights to acquire shares of common stock of the Company.

(c) There are no arrangements, agreements or understandings between Harbinger and Mr. Zucco other than as set forth in the Schedule 14A or the Schedule 13D.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Harbinger, as follows:

(a) The Company has full power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Company has been duly authorized by the Board and requires no further Board or stockholder action.

(b) This Agreement constitutes a valid and binding obligation of the Company and the performance of its terms does not constitute a violation of its certificate of incorporation or bylaws.

3. Directorship. The Company agrees that promptly following execution of this Agreement, the Board, at a duly convened meeting of directors, will take all necessary action to increase the size of the Board by one and contemporaneously fill the vacancy with Mr. Zucco, who shall be appointed to the Board as a member of the Class III Directors whose term expires at the 2009 annual meeting of stockholders.

4 Settlement of Pending Litigation. Within three business days following the appointment of Mr. Zucco to the Board, the parties will take all measures reasonably necessary to dismiss the Action with prejudice and without costs or fees.

5. Releases.

(a) Harbinger hereby agrees for the benefit of the Company, and each officer, director, shareholder, agent, affiliate, joint venture partner, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of the Company (the Company and each such person being a “Company Released Person”), effective from and after the date of this Agreement, to release and discharge each Company Released Person of and from any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with, the nomination and election of directors at the 2006 Annual Meeting

(i) (b) The Company hereby agrees for the benefit of Harbinger, and each officer, director, shareholder, agent, affiliate, joint venture partner, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, thereof, as well as Mr. Zucco (Harbinger and each such person being a “Harbinger Released Person”), effective from and after the date of this Agreement, to release and discharge each Harbinger Released Person of and from any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with, the nomination and election of directors at the 2006 Annual Meeting or the filing of the Action.

6. Public Announcement. The parties shall promptly disclose the existence of this Agreement after its execution pursuant to a joint press release in a form reasonably satisfactory to Harbinger and the Company; however, neither party shall disclose the existence of this Agreement until the press release is issued.

7. Remedies. The Company and Harbinger acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. In the event either party institutes any legal action to enforce such party’s rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

8. Notices. All notice requirements and other communications shall be deemed given when delivered or on the following business day after being sent by overnight courier with a nationally recognized courier service such as Federal Express, addressed to the Company, HCPF, HCPSSF, Mr. Zucco and Mr. Breen as follows:

The Company:

Openwave Systems Inc.

2100 Seaport Boulevard

Redwood City, CA 94063

Facsimile: (650) 480-8100

Attention: General Counsel

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, California 94301

Facsimile: (650) 470-4500

Attention: Kenton J. King

HCPF and HCPSSF:

Harbinger Capital Partners

555 Madison Avenue, 16th Floor

New York, NY 10022

Facsimile: 212-508-3721

Attn: Philip Falcone

with copies to (which shall not constitute notice):

Milbank Tweed Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Facsimile: (212) 530-5000

Attention: John T. O’Connor

Mr. Zucco

[ADDRESS]

Mr. Breen

[ADDRESS]

9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

10. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.

13. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

15. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement. Section 5 of this Agreement shall survive termination of this Agreement.

16. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

17. Further Action. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

18. Consent to Jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any state court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

19. Expenses. Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

[Signature Page Follows]

The Company, HCPF, HCPSSF and Messrs. Zucco and Breen each indicate its agreement with the foregoing by signing and returning one copy of this agreement, whereupon this letter agreement will constitute their agreement with respect to the subject matter hereof.

Accepted to and agreed, as of the date
first written above:

Openwave Systems Inc.

By:
Name:
Title:

Harbinger Capital Partners Master Fund I Ltd.

By:
Name:
Title:

Harbinger Capital Partners Special Situations Fund, L.P.

By:
Name:
Title:

James L. Zucco

Andrew Breen